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                                                                     EXHIBIT 5.1


                   [Letterhead of Jones, Day, Reavis & Pogue]




                                September 7, 2001

Associated Materials Incorporated
2200 Ross Avenue, Suite 4100 East
Dallas, Texas 75201

       Re: Registration Statement on Form S-8 relating to 400,000 shares of
           Common Stock, par value $.0025 per share, of Associated Materials Incorporated

Ladies and Gentlemen:

         We are acting as counsel to Associated Materials Incorporated, a Delaware corporation (the "Company"), in connection with the registration of 400,000 shares (the "Shares") of common stock, par value $.0025 per share, of the Company ("Common Stock") under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement").

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that, when issued and delivered in accordance with the provisions of the Associated Materials Incorporated Amended and Restated 1994 Stock Incentive Plan (the "Plan") against payment of the consideration therefor as provided in the Plan and having a value not less than the par value thereof, the Shares will be duly authorized, validly issued, fully paid, and non-assessable.

         In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with respect to the Common Stock.

                                               Very truly yours,

                                               /s/ Jones, Day, Reavis & Pogue

                                               Jones, Day, Reavis & Pogue



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